--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              HMI INDUSTRIES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 8, 2000
                            ------------------------

To the stockholders of

                              HMI INDUSTRIES INC.

     Notice is hereby given that the Annual Meeting of Stockholders of HMI INDUSTRIES INC. (the "Company") will be held on Wednesday, March 8, 2000, at 10:00 A.M., Eastern Standard time, at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio, 44114 for the following purposes:

          1. To elect three directors to hold office for the term expiring in the year 2003.

          2. To ratify the selection by the Board of Directors of the firm of PricewaterhouseCoopers LLP as auditors of the Company for the year ending September 30, 2000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on January 14, 2000 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the meeting and vote. Whether or not you attend the meeting in person, you are requested to sign and date the enclosed proxy card, and mail it to the Company in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

                                            By Order of the Board of Directors

                                            /s/ John S. Meany, Jr.
                                            John S. Meany, Jr.
                                            Secretary

January 28, 2000

                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 8, 2000
                            ------------------------

                                 VOTING RIGHTS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of HMI Industries Inc. (the "Company") of proxies in accompanying form, both of which are first being mailed to stockholders on approximately January 28, 2000. The record date for the meeting is January 14, 2000. At that date there were 5,371,767 shares of Common Stock issued and outstanding. Each share entitles the holder to one vote on each matter to come before the meeting. The presence in person or by proxy of a majority of the Common Stock issued and outstanding is necessary for a quorum at any meeting of shareholders. Stockholders granting a proxy to vote on one issue but abstaining or withholding authority to vote as to the other issue will be counted for purposes of determining a quorum. Broker "non-votes" will be counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on that particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Provided a quorum is present, a plurality of votes duly cast will be sufficient to elect directors. Votes that are withheld and broker "non-votes" will have no effect on the balloting for directors. The affirmative vote of a majority of votes cast will be required to ratify the selection of Price-waterhouseCoopers as auditors of the Company. Broker "non-votes" will not be counted in the balloting for auditors, and an abstention will have the same effect as a vote against the auditors. Officers, directors and nominees for director of the Company and their immediate families currently own or control in excess of 49% of the outstanding shares of Common Stock. Such shares are sufficient to elect the Company's nominees for director and ratify the designation of PricewaterhouseCoopers as auditors of the Company.

     A stockholder giving a proxy may revoke the proxy by notice in writing or in person to the Secretary of the Company before it is exercised. All proxies given and not revoked will be voted at the meeting. If the stockholder has indicated a choice on the proxy with respect to any matters to be voted upon, the shares will be voted as specified. If no choice is specified, the shares will be voted for the nominees for election to the Board of Directors and for the ratification of PricewaterhouseCoopers as auditors of the Company. In the event of the death, disqualification, or inability of any of the director nominees to serve, the shares will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

                             ELECTION OF DIRECTORS

     Three Class B directors have been nominated for a three-year term expiring in the year 2003. Donald L. Baker, a Class B director who has served on the Board of Directors of this Company since 1986, will be retiring from the Board at the conclusion of the Annual Meeting. The Board of Directors and management are grateful to Mr. Baker for his counsel and advice during the past fourteen years. Information regarding these nominees for election as director as well as for those directors whose term of office will continue after the Annual Meeting is as follows:

CLASS B DIRECTORS: TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2003.

     Robert J. Abrahams, age 73, became a director in 1984. Mr. Abrahams has been President of Crestwood Consultants, a financial consulting company, since 1988.

     Thomas N. Davidson, age 60, is a nominee for election as director. He has served as Chairman of the Quarry Hill Group, a venture capital firm and personal investment holding company, since 1990. He is a director of Anderson Exploration Ltd., Canop World Wide Corp., Derlan Industries Ltd. and MDC Corp., Inc.

     James R. Malone, age 57, became a director in 1996. Mr. Malone was elected Chairman of the Board of Directors of the Company in December 1996, and was elected as Chief Executive Officer in May 1997. From 1993 to 1997 he was Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Malone was an executive officer of that company at that time. He is a director of AmSouth Bancorporation and Ametek Inc.

CLASS C DIRECTORS: TERM EXPIRING IN THE YEAR 2001.

     Mark A. Kirk, age 42, became a director in 1997. He is Senior Vice President and Chief Financial Officer of Scott Technologies Inc., a designer and manufacturer of life saving products. He was President and Chief Operating Officer of the Company from May 1997 to July 1998 and Chief Financial Officer of the Company from February 1997 to March 1998. He served as Vice President-Finance of the Company from February to May 1997. From 1993 to 1997 he served as Senior Vice President and Chief Financial Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Kirk was an executive officer of that company at that time.

     John S. Meany, Jr., age 54, became a director in 1986. Mr. Meany is an attorney in private practice and has served as Secretary of the Company since 1995. Mr. Meany previously served as Secretary of the Company from 1986 to 1991, as Vice President-Legal of the Company from 1983 to 1990 and as Vice President and General Counsel from 1990 to 1991.

     Barry Needler, age 51, became a director in 1989. Mr. Needler is a private investor. Since 1991 he has been President and Chief Executive Officer of Steeplechase Corp. and since 1990 he has been President and Chief Executive Officer of Fairway Inc., both personal holding companies for business investments.

CLASS A DIRECTORS: TERM EXPIRING IN THE YEAR 2002.

     Murray Walker, age 49, became a director in 1998. He has been President of Isetan Management Ltd., a private investment company, since 1988. He has also been President of Simcoe Coach Lines Ltd., a school and charter bus service company, since 1989. From 1981 to 1994, he was President of Transcor Inc., a school and charter bus service company.

     Ivan Winfield, age 65, became a director in 1995. He is an independent business and financial consultant. Mr. Winfield was a partner of Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers (the Company's auditors) from 1970 to 1994. Mr. Winfield is a director of Boykin Lodging Company, Office Max Inc. and Rainbow Rentals, Inc.

     Carl H. Young III, age 58, became a director in 1998. He was elected President of the Company in July 1998. He previously served as Executive Vice President and General Counsel from May 1997 to July 1998, and as Vice President and General Counsel from February to May 1997. From 1993 to 1997 he served as Senior Vice President and General Counsel of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Young was an executive officer of that company at that time.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, on the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Company for the year ended September 30, 2000. PricewaterhouseCoopers, which has no other relationship to the Company, served as the Company's auditors in 1999. It is intended that the shares represented by proxies in the accompanying form will be voted for the ratification of the selection of PricewaterhouseCoopers unless otherwise specified in the space provided on the proxy. A representative of PricewaterhouseCoopers will attend this meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled and two special meetings during 1999. The Board has a standing Audit Committee, Compensation Committee and Executive/Nominating Committee. During 1999, each director attended at least 75% of the meetings of the Board and those committees on which the director served.

BOARD COMMITTEES

     The Audit Committee is composed of Robert J. Abrahams, John S. Meany, Jr. and Ivan Winfield (Chairman). The function of the Audit Committee is to recommend to the Board of Directors the engagement of the independent auditors; to review with the independent auditors the plan and scope of the audit and the related audit fees; to review the audit report with the independent auditors; to review the financial statements and the scope and results of the independent auditors' examinations and report such matters to the Board of Directors; to review the adequacy of the Company's internal controls; and to perform such other duties as may be required by the Board of Directors. The Audit Committee held two meetings in 1999.

     During 1999 the Compensation Committee was composed of Robert J. Abrahams (current acting Chairman), Moffat Dunlap (Chairman; resigned from the Board in September 1999), Barry Needler and Murray Walker. The Compensation Committee considers matters relating to the compensation of senior officers of the Company, the employee benefit plans of the Company, including the 1992 Omnibus Long-Term Compensation Plan, and such other matters as may be referred to it by the Board of Directors. The Compensation Committee held three meetings in 1999.

     The Executive/Nominating Committee is composed of James R. Malone (Chairman), Barry L. Needler, Murray Walker and Ivan Winfield. The Executive/Nominating Committee is authorized to exercise, between meetings of the Board of Directors, the powers of the Board of Directors in the management of business and affairs of the Company, except for those powers reserved by law or resolution to the Board of Directors. The Executive/Nominating Committee also recommends candi-dates to fill vacancies on the Board of Directors and considers such other matters as may be referred to it by the Board of Directors. The Executive/Nominating Committee does not consider nominees recommended by security holders. The Executive/Nominating Committee held one meeting in 1999.

COMPENSATION

     A director who is an employee of the Company or a subsidiary is not separately compensated for service as a director. Each non-employee director receives a retainer of $20,000 per year, payable quarterly. Each non-employee director also receives $1,000 per meeting for each committee meeting attended and for each Special Board of Directors meeting attended.

     Pursuant to the Company's Omnibus Long-Term Compensation Plan, on the first business day of each calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

CONSULTING AGREEMENTS

     Several members of the Board of Directors have entered into consulting contracts with the Company relating to various matters within their fields of expertise. Information regarding these contracts follows.

     The Company has a consulting agreement with Robert J. Abrahams, a director of the Company, for consulting services relating to retail financing programs for the Company's distributors throughout the world. A total of $50,000 was paid to Mr. Abrahams in 1999 under this agreement. Mr. Abrahams' contract has been amended to provide for payment on a per project basis rather than a quarterly retainer .

     The Company paid a management fee in the amount of $150,000 in 1999 to Fairway Inc. for the consulting services of Mr. Needler relating to various matters requested by the Company. Barry L. Needler, a director of the Company, owns a majority of the outstanding shares of Fairway Inc. and is President of that company. The contract with Fairway Inc. expired in late 1999.

     The Company has an agreement with John Meany, a director of the Company, to act as administrator of the Company's Profit Sharing Plan and to act as corporate Secretary of the Company and to oversee the functions of the corporate Secretary's office. Mr. Meany received total of $60,000 in 1999 under this agreement.

                               SECURITY OWNERSHIP

PRINCIPAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth the names and share ownership as of January 14, 2000 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

                                                AMOUNT AND
             NAME AND ADDRESS OF                NATURE OF
              BENEFICIAL OWNERS                 BENEFICIAL       PERCENT OF
            AS OF JANUARY 14, 2000              OWNERSHIP       COMMON STOCK
            ----------------------              ----------      ------------
Steeplechase Corp.(1)                           1,709,250          31.82%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

Barry L. Needler                                1,860,000(2)       34.63%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

Kirk W. Foley                                     555,016(3)       10.33%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6

Amherst Tanti U.S. Inc.(4)                        520,148           9.68%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6

John S. Meany, Jr.                                368,854(5)        6.85%
9200 S. Winchester Ave.
Chicago, Illinois 60620

Dimensional Fund Advisors                         368,075           6.85%
1299 Ocean Drive
Santa Monica, CA 90401

---------------

(1) Mr. Needler is the President and Chief Executive Officer of Steeplechase
    Corp.

(2) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). Mr. Needler controls these corporations and serves as a Director and Chief Executive Officer of these corporations.

(3) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund.

(4) Amherst Tanti U.S. Inc. is owned by Kirk W. Foley and his wife. Mr. Foley serves as President of this corporation.

(5) Includes 15,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of January 14, 2000, information concerning the number of shares of Common Stock beneficially owned by each director, each nominee for director, each named executive officer, and by all executive officers and directors as a group. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the date hereof by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                         DIRECT        EXERCISABLE
       NAME OF BENEFICIAL OWNER         OWNERSHIP      OPTIONS(2)         TOTAL        PERCENT(3)
       ------------------------         ---------      -----------      ---------      ----------
Robert J. Abrahams                        28,175(4)       15,000           43,175            *
Donald L. Baker                          143,536(5)       15,000          158,536         2.94%
Robert M. Benedict, Jr.                   22,850(6)       13,333           36,183            *
Thomas N. Davidson                        30,800               0           30,800            *
Mark A. Kirk                                   0           1,500            1,500            *
James R. Malone                          107,700(7)      146,166          253,866         4.60%
Julie A. McGraw                           19,500(8)        8,500           28,000            *
John S. Meany, Jr.                       353,854(9)       15,000          368,854         6.85%
Barry L. Needler                        1,860,000(10)          0        1,860,000        34.63%
Murray Walker                              6,100(11)       1,500            7,600            *
Ivan Winfield                              2,800         115,000          117,800         2.15%
Carl H. Young III                         60,200         141,666          201,866         3.66%
All Executive Officers and Directors
  as a Group                            2,657,515        472,665        3,130,180        53.56%

---------------

 (1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

 (2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

 (3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

 (4) Includes 27,500 shares held in his Individual Retirement Account.

 (5) Includes 138,136 shares owned by his wife, beneficial ownership of which is disclaimed. Mr. Baker owns 2,700 shares jointly with his wife.

 (6) Includes 14,667 unvested restricted shares over which he does not exercise any investment power.

 (7) Includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

 (8) Includes 13,000 unvested restricted shares over which she does not exercise any investment power.

 (9) Includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

(10) Shares are owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). These corporations are controlled by Mr. Needler.

(11) Includes 6,100 shares held in a retirement plan.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table sets forth for each of the years 1997, 1998 and 1999 the respective amounts of compensation for the Chief Executive Officer and the most highly compensated executive officers of the Company as of September 30, 1999 whose compensation exceeded $100,000.

                                               ANNUAL COMPENSATION                    LONG TERM
                                       -----------------------------------     COMPENSATION AWARDS(4)
                                                              OTHER ANNUAL   ---------------------------
           NAME AND                                           COMPENSATION   RESTRICTED        STOCK        ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY(1)   BONUS(2)      ($)(3)      STOCK($)(5)   OPTIONS(#)(6)   COMPENSATION
      ------------------        ----   ---------   --------   ------------   -----------   -------------   ------------
James R. Malone(7)              1999   $180,209    $     0      $50,000       $      0        66,666         $  8,898(8)
Chairman and Chief              1998   $320,667    $300,000          --       $255,850             0         $ 88,060(9)
Executive Officer               1997   $277,642    $     0           --       $      0        81,000         $      0
Carl H. Young III(10)           1999   $269,792    $     0           --       $      0        66,666         $ 13,000(11)
President and                   1998   $247,833    $300,000          --       $255,850             0         $135,945(12)
General Counsel                 1997   $204,333    $     0           --       $      0        75,000         $      0
Robert M. Benedict, Jr.(13)     1999   $144,822    $     0           --       $ 15,000(14)    10,000         $      0
Executive Vice President,       1998   $123,500    $100,000          --       $ 51,000             0         $      0
Treasurer and Chief Financial   1997   $ 33,090    $     0           --       $      0        15,000         $      0
Officer
Julie A. McGraw(15)             1999   $103,542    $20,000           --       $ 11,250(14)     7,500         $      0
Vice President, Controller and  1998         --         --           --             --            --               --
Chief Accounting Officer        1997         --         --           --             --            --               --

---------------

 (1) Salary amounts include automobile allowance and automobile insurance, and an employment bonus of $65,000 paid in 1997 to Carl Young.

 (2) Amounts paid to Messrs. Malone, Young and Benedict in 1998 pursuant to a stay bonus agreement with each individual related to the sale of Bliss Manufacturing Company, a former subsidiary, in 1998. The amount paid in 1999 to Ms. McGraw is pursuant to a separate stay bonus arrangement.

 (3) No executive officer received perquisites or other benefits required to be disclosed under applicable regulations except for James R. Malone. In 1999 he received a lump sum payment to be spent in his discretion on such perquisites and benefits as he desired.

 (4) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable SEC rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

 (5) Reflects the fair market value of grants of restricted stock on the dates of grant. For Messrs. Malone and Young does not include the value of restricted shares surrendered and returned to the Company. There was an aggregate of 98,868 shares that were still restricted at September 30, 1999, with a value of $173,019. No dividends have been paid on the shares awarded in the above table because no dividends have been declared by the Company since those shares were awarded.

 (6) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

 (7) Mr. Malone was elected as Chairman of the Company in December 1996 and Chief Executive Officer in May 1997.

 (8) Life insurance premium.

 (9) Includes relocation expenses ($79,162) and life insurance premium ($8,898).

(10) Mr. Young was elected President effective July 1998. He was elected Executive Vice President and General Counsel in May 1997 and previously served as Vice President-Administration and General Counsel from February 1997 to May 1997.

(11) Life Insurance premium.

(12) Includes relocation expenses ($122,945) and life insurance premium
     ($13,000).

(13) Mr. Benedict was elected Vice President and Treasurer in May 1997, Chief Financial Officer in May 1998 and Executive Vice President in December 1998.

(14) Restricted stock awarded in 1999 vests in three approximately equal installments on the date of the award and on the first and second anniversary dates of the award. In 1999 Mr. Benedict received an award of 10,000 shares of restricted stock and Ms. McGraw received an award of 7,500 shares of restricted stock.

(15) Ms. McGraw was elected Controller and Chief Accounting Officer in March 1998, and was elected Vice President in December 1998.

1992 OMNIBUS LONG-TERM COMPENSATION PLAN

     In 1992, the stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the stockholders, and to permit the Company to attract and retain Directors and executive personnel.

     The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; stock appreciation rights, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee and approved by the Board of Directors.

     The following table sets forth information regarding options granted in 1999 to the named executive officers:

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF
                         NUMBER OF                                                          STOCK
                         SECURITIES    PERCENT OF                                     APPRECIATION FOR
                         UNDERLYING   TOTAL OPTION                                       OPTION TERM
                          OPTIONS      GRANTED TO    EXERCISE      EXPIRATION       ---------------------
         NAME             GRANTED      EMPLOYEES     PRICE(1)         DATE            5%($)      10%($)
         ----            ----------   ------------   --------   -----------------   ---------   ---------
James R. Malone            66,666          22%        $1.50     February 18, 2004    $27,628     $61,050
Carl H. Young III          66,666          22%        $1.50     February 18, 2004    $27,628     $61,050
Robert M. Benedict, Jr.    10,000           3%        $1.50     February 18, 2004    $ 4,144     $ 9,158
Julie A. McGraw             7,500           2%        $1.50     February 18, 2004    $ 3,108     $ 6,878

---------------

(1) The stock options issued in 1999 were valued at the closing price on February 18, 1999, the date of grant.

     The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 1999 by any named executive officer.

                                       NUMBER OF SHARES OF
                                     COMMON STOCK UNDERLYING               VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                      SEPTEMBER 30, 1999(1)               SEPTEMBER 30, 1999(2)
                                   ----------------------------        ----------------------------
              NAME                 EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
              ----                 -----------    -------------        -----------    -------------
James R. Malone                      146,166          1,500              $16,667         $    0
Carl H. Young, III                   141,666              0              $16,667         $    0
Robert M. Benedict, Jr.               13,333         11,667              $   833         $1,667
Julie A. McGraw                        8,500          8,000              $   625         $1,250

---------------

(1) There were no SARs outstanding at September 30, 1999 and none were granted during the year.

(2) The "value of unexercised in-the-money options at September 30, 1999" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 1999 ($1.75 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. The only options held by the named executive officers that were "in the money" on September 30, 1999 were those granted in 1999.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Malone and Mr. Young have employment agreements which state that they are to receive one year's salary in the event of termination of employment without cause. Certain executives of the Company, including the named executive officers, also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to a certain number of months of salary. In the case of Mr. Malone and Mr. Young, this compensation is equal to two years' base salary. In the case of Mr. Benedict and Ms. McGraw, this compensation is equal to one years' base salary.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors the compensation of executive officers and key employees of the Company. During 1999 the Compensation Committee consisted of Robert J. Abrahams, Moffat Dunlap (resigned from the Board in September 1999), Barry Needler and Murray Walker. The Compensation Committee currently consists of Robert J. Abrahams.

     The Compensation Committee annually reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company. The Compensation Committee meets periodically during the year to monitor performance and fix awards based on performance standards and to review compensation decisions. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole and the individual's contribution toward the Company's attainment of established Company and individual goals. Factors considered in evaluating performance are both subjective (such as the individual's performance and development) and objective (such as the attainment of specified financial goals).

     The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities. Generally, base salary is targeted at competitive rates believed by the Committee members to be necessary in their experience to retain qualified personnel. The Company maintains an Incentive Bonus Plan under which participating employees may be eligible for a bonus if the Company meets certain financial targets which are established annually by the Compensation Committee. For 1999, the maximum bonus payable to an individual was a percentage of base salary ranging from 10% to 50%. No bonuses were to be paid in 1999 unless the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) met or exceeded the amount equal to the minimum bonuses payable under the plan. The targeted EBITDA level was not reached, and therefore no bonuses were paid in 1999. Bonuses for prior years were based on varying performance criteria, including the Company's pretax profits, return on assess, cost containment programs and gross margin. The annual targets established by the Compensation Committee have not been met since 1994, and no bonuses have been awarded under this Plan since 1994. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Malone agreed to a reduction in salary effective August 1, 1998 to $125,000 per year because of the change in the size and complexity of the Company and because of the time devoted by Mr. Malone to other business interests outside the Company. Effective May 1, 1999 Mr. Malone returned to the company on a full-time basis and reduced his outside business commitments. At that time, his salary was restored to its prior level of $325,000 per year. Mr. Malone receives other benefits available generally to all executives and was also given a lump sum payment of $50,000 to be spent in his discretion for other benefits. The Company also paid life insurance premiums for Mr. Malone. Mr. Malone did not participate in the incentive bonus plan in 1999 in order to reduce the minimum target that had to be met in order to pay bonuses under the incentive bonus plan.

                         For the Compensation Committee

                               Robert J. Abrahams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert J. Abrahams, Moffat Dunlap (resigned from the Board of Directors in September 1999), Barry Needler and Murray Walker served as members of the Compensation Committee in 1999. Robert J. Abrahams provides consulting services to the Company related to retail financing programs for the Company's distributors worldwide. He received $50,000 for the services in fiscal 1999. Barry Needler is the President and principal owner of Fairway Inc., which provided management consulting services to the Company in 1999. Fairway Inc. received $150,000 in 1999 for these services. Mr. Needler served as Vice Chairman of the Company in 1999 and resigned that position in late 1999. See the section entitled "COMMITTEES AND COMPENSATION OF THE BOARD OF
DIRECTORS -- Consulting Agreements" elsewhere in this proxy statement for more information.

PERFORMANCE COMPARISONS

     The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 1999 to the NASDAQ National Market Composite Index and a Company-determined peer group. The Company's Common Stock was listed and traded on the NASDAQ National Market System until February, 1999 and since then has been traded on the NASDAQ OTC Bulletin Board. The chart assumes the investment of $100 on September 30, 1994 and the immediate reinvestment of all dividends. The companies making up the peer group are in industries believed to be comparable to the Company.

                          PERFORMANCE GRAPH AND TABLE

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG HMI INDUSTRIES INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                    [GRAPH]

                     Assumes $100 Invested on Oct. 1, 1994
                          Assumes Dividend Reinvested
                       Fiscal Year Ending Sept. 30, 1999

                                1994      1995      1996      1997      1998      1999
                               ------    ------    ------    ------    ------    ------
HMI Industries Inc. .........  100.00    107.01     53.06     41.27     13.76     13.76
Peer Group...................  100.00     68.40     98.90    179.02     43.09     51.83
NASDAQ Market Index..........  100.00    121.41    141.75    192.67    200.23    323.92

     The peer group companies include companies believed to be in similar lines of business as the Company. The companies in the peer group are National Presto Industries, Inc., Salton, Inc., Sunbeam Corporation, and Windmere-Durable Holdings, Inc. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission and to furnish the Company with a copy of all such reports they file.

     Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended September 30, 1999, except for Murray Walker, a director, who on one occasion was delinquent in filing a Form 4 prior to the due date. The delinquency was inadvertent and the required filing was made promptly after the failure to file on a timely basis was noted.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders to be held in the year 2001 and wishes to include in the proxy statement must be received by the Secretary of the Company at its executive offices at Genesis Office Building, 6000 Lombardo Center, Seven Hills, Ohio 44131 no later than September 30, 2000. If the Company is not notified of a stockholder proposal by December 14, 2000, then the proxies held by management may provide the discretion to vote against such proposals. All proposals submitted must be accompanied by the name, address, telephone number and number of shares owned by the proposing stockholder. If the proposing stockholder is not a shareholder of record, proof of beneficial ownership must be submitted. All proposals must be a proper subject for action by shareholders and must comply with the rules of the Securities and Exchange Commission.

                     OTHER MATTERS; SOLICITATION OF PROXIES

     As of the time of preparation of this proxy statement, the Board of Directors knows of no matters other than those described herein. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Costs of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company.

                                        By Order of the Board of Directors

                                        /s/ John S. Meany, Jr.
                                        John S. Meany, Jr.
                                        Secretary

January 28, 2000
Cleveland, Ohio

                              HMI INDUSTRIES INC.

     GENESIS OFFICE BUILDING, 6000 LOMBARDO CENTER, SEVEN HILLS, OHIO 44131

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 8, 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James R. Malone, John S. Meany, Jr. and Carl
H. Young III or any of them, each with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of HMI Industries Inc., to be held at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, OH 44115 on Wednesday, March 8, 2000, at 10:00 A.M. Eastern Standard Time, and at any adjournment or postponement thereof upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1. Election of Directors      [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                                  (except as noted to the contrary below)        to vote for all nominees listed below

  NOMINEES: Robert J. Abrahams, Thomas N. Davidson, James R. Malone

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

--------------------------------------------------------------------------------

2. Ratification of the selection of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year 2000.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

      Dated                  , 2000
            -----------------                   --------------------------------

                                                           Signature

                                                --------------------------------
                                                  Signature (if jointly held)

                                                Where stock is registered
                                                jointly in the names of two or
                                                more persons, all should sign.
                                                Signature should correspond
                                                exactly with the name on the
                                                stock certificate. Persons
                                                signing in a representative
                                                capacity should indicate that
                                                capacity.
                                                     I DO [ ]    DO NOT [ ]
                                                       PLAN TO ATTEND THE
                                                   ANNUAL MEETING IN PERSON.

                                   Proxy Card